Exhibit 33.3


CHEVY CHASE BANK                                         6151 Chevy Chase Drive
----------------                                         Laurel, Maryland 20707

  Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria

Chevy Chase Bank, F.S.B. (the "Bank") is required by certain transaction agreements between the Bank and various investors to assess compliance with servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which the Bank acted as servicer involving residential mortgage loans (the "Platform");

Except as set forth below, the Bank used criteria set forth in paragraph (d) of
Item 1122 of Regulation AB to assess the compliance with Item 1122 servicing criteria;

The Bank has complied, in all material respects, with Item 1122 servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole, except (a) the non-applicable criteria found in 1122(d)(1)(iii), 1122(d)(3)(i)(c), 1122(d)(3)(i)(d), and 1122(d)(4)(xv) and (b)
as described in appendix B.

Ernst & Young, LLP, a registered public accounting firm, has issued an attestation report on the Bank's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 22, 2008



/s/ Vicki L. Parry                     /s/ Tom McLaughlin
------------------------------------   ------------------------------------
Vicki L. Parry                         Tom McLaughlin
Group Vice President                   Group Vice President
Servicing Manager                      Investor Reporting Manager



/s/ Robert Buffalo                     /s/ Joel A. Friedman
------------------------------------   ------------------------------------
Robert Buffalo                         Joel A. Friedman
Senior Vice President                  Senior Vice President and Controller

                                   APPENDIX A

--------------------------------------------------------------------------------
                                                                   Applicable
                                                                   Servicing
Servicing Criteria (1)                                             Criteria
--------------------------------------------------------------------------------
Reference              Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
-----------------------                                        -----------------
                       Policies and procedures are
                       instituted to monitor any performance
                       or other triggers and events of
                       default in accordance with the
1122(d)(1)(i)          transaction agreements.                     X
-----------------------                                        -----------------
                       If any material servicing activities
                       are outsourced to third parties,
                       policies and procedures are
                       instituted to monitor the third
                       party's performance and compliance
1122(d)(1)(ii)         with servicing activities.                  X
-----------------------                                        -----------------
                       Any requirements in the
                       transaction agreements to maintain a
                       back-up servicer for
                       the Mortgage Loans are
1122(d)(1)(iii)        maintained.
-----------------------                                        -----------------
                       A fidelity bond and errors and omissions
                       policy is in effect on the party
                       participating in the servicing function
                       throughout the reporting period in the
                       amount of coverage required by and
                       otherwise in accordance with the terms
1122(d)(1)(iv)         of the transaction agreements.              X
-----------------------                                        -----------------
                       Cash Collection and Administration
-----------------------                                        -----------------
                       Payment on Mortgage Loans are
                       deposited into the appropriate
                       custodial bank accounts and related
                       bank clearing accounts no more than
                       two business days following receipt,
                       or such other number of days
                       specified in the transaction
1122(d)(2)(i)          agreements.                                 X
-----------------------                                        -----------------
                       Disbursements made via wire transfer
                       on behalf of an obligor or to an
                       investor are made only by authorized
1122(d)(2)(ii)         personnel.                                  X
-----------------------                                        -----------------
                       Advances of funds or guarantees
                       regarding collections, cash flows or
                       distributions, and any interest or
                       other fees charged for such advances,
                       are made, reviewed and approved as
                       specified in the transaction
1122(d)(2)(iii)        agreements.                                 X
-----------------------                                        -----------------
                       The related accounts for the
                       transaction, such as cash reserve
                       accounts or accounts established as a
                       form of overcollateralization, are
                       separately maintained (e.g., with
                       respect to commingling of cash) as
                       set forth in the transaction
1122(d)(2)(iv)         agreements.                                 X
-----------------------                                        -----------------
                       Each custodial account is maintained
                       at a federally insured depository
                       institution as set forth in the
                       transaction agreements.  For purposes
                       of this criterion, "federally insured
                       depository institution" with respect
                       to a foreign financial institution
                       means a foreign financial institution
                       that meets the requirements of Rule
                       13k-1(b)(1) of the Securities
1122(d)(2)(v)          Exchange Act.                               X
-----------------------                                        -----------------
                       Unissued checks are safeguarded so as
1122(d)(2)(vi)         to prevent unauthorized access.             X
-----------------------                                        -----------------

----------------------------------
(1) Whenever used in this Appendix A, Applicable Servicing Criteria, the following words shall have the meaning specified below:
      1. "asset pool" shall mean the pool of Mortgage Loans sold by Chevy Chase Bank, F.S.B. (the "Asserting Party") to the investor pursuant to the transaction agreements and which are included on Servicer's platform.
      2. "investor" means the purchaser under the then current purchase, sale and servicing agreement between the investor and the Asserting Party, and any assignees of the Purchaser, including the Master Servicer.
      3. "investor reports" "reports to investors" mean the reports required to be sent to the investor as required by the transaction agreements.
      4. "Servicer" and "servicer" means Chevy Chase Bank, F.S.B. acting in its capacity as Servicer under the then current purchase, sale and servicing agreement between the investor and the Asserting Party.
      5. "transaction agreements" mean the then current purchase, sale and servicing agreement between the investor and the Asserting Party and any AARs of such purchase, sale and servicing agreement.

--------------------------------------------------------------------------------
                                                                   Applicable
                                                                   Servicing
Servicing Criteria (1)                                             Criteria
--------------------------------------------------------------------------------
Reference              Criteria
--------------------------------------------------------------------------------
                       Reconciliations are prepared on a
                       monthly basis for all asset-backed
                       securities related bank accounts,
                       including custodial accounts and
                       related bank clearing accounts.
                       These reconciliations are (A)
                       mathematically accurate; (B)
                       prepared within 30 calendar days
                       after the bank statement cutoff
                       date, or such other number of days
                       specified in the transaction
                       agreements; (C) reviewed and
                       approved by someone other than the
                       person who prepared the
                       reconciliation; and (D) contain
                       explanations for reconciling items.
                       These reconciling items are resolved
                       within 90 calendar days of their
                       original identification, or such
                       other number of days specified in
1122(d)(2)(vii)        the transaction.                            X
-----------------------                                        -----------------
                       Investor Remittances and Reporting
-----------------------                                        -----------------
                       Reports to investors, including those
                       to be filed with the Commission(2),
                       are maintained in accordance with the
                       transaction agreements and applicable
                       Commission requirements(3).
                       Specifically, such reports (A) are
                       prepared in accordance with
                       timeframes and other terms set forth
                       in the transaction agreements; (B)
                       provide information calculated in
                       accordance with the terms specified
                       in the transaction agreements; (C)
                       are filed with the Commission as
                       required by its rules and
                       regulations; and (D) agree with
                       investors' or the trustee's records         X
                       as to the total unpaid principal            (Except
                       balance and number of Mortgage Loans        for (C)
1122(d)(3)(i)          serviced by the Servicer.                   and (D))
-----------------------                                        -----------------
                       Amounts due to investors are
                       allocated and remitted in accordance
                       with timeframes, distribution
                       priority and other terms set forth in
1122(d)(3)(ii)         the transaction agreements.                 X
-----------------------                                        -----------------
                       Disbursements made to an investor
                       are posted within two business days
                       to the Servicer's investor records,
                       or such other number of days
                       specified in the transaction
1122(d)(3)(iii)        agreements.                                 X
-----------------------                                        -----------------
                       Amounts remitted to investors per
                       the investor reports agree with
                       cancelled checks, or other form of
                       payment, or custodial bank
1122(d)(3)(iv)         statements.                                 X
-----------------------                                        -----------------
                       Pool Asset Administration
-----------------------                                        -----------------
                       Collateral or security on Mortgage Loans
                       is maintained as required by the
                       transaction agreements or related
1122(d)(4)(i)          Mortgage Loan documents.                    X
-----------------------                                        -----------------
                       Mortgage loan and related documents
                       are safeguarded as required by the
1122(d)(4)(ii)         transaction agreements.                     X
-----------------------                                        -----------------
                       Any additions, removals or
                       substitutions to the asset pool are
                       made, reviewed and approved in
                       accordance with any conditions or
                       requirements in the transaction
1122(d)(4)(iii)        agreements.                                 X
-----------------------                                        -----------------
                       Payments on Mortgage Loans, including
                       any payoffs, made in accordance with
                       the related Mortgage Loan documents
                       are posted to the Servicer's obligor
                       records maintained no more than two
                       business days after receipt, or such
                       other number of days specified in the
                       transaction agreements, and allocated
                       to principal, interest or other items
                       (e.g., escrow) in accordance with the
1122(d)(4)(iv)         related Mortgage Loan documents.            X
-----------------------                                        -----------------
                       The Servicer's records regarding the
                       Mortgage Loans agree with the
                       Servicer's records with respect to
                       an obligor's unpaid principle
1122(d)(4)(v)          balance.                                    X
-----------------------                                        -----------------
                       Changes with respect to the terms or
                       status of an obligor's Mortgage Loans
                       (e.g., loan modifications or
                       re-agings) are made, reviewed and
                       approved by authorized personnel in
                       accordance with the transaction
                       agreements and related pool asset
1122(d)(4)(vi)         documents.                                  X
-----------------------                                        -----------------

----------------------------------
(2) The Asserting Party does not file reports with the Commission and takes no responsibility for such reports.
(3) The Asserting Party only maintains reports in accordance with the transaction agreements.

--------------------------------------------------------------------------------
                                                                   Applicable
                                                                   Servicing
Servicing Criteria (1)                                             Criteria
--------------------------------------------------------------------------------
Reference              Criteria
--------------------------------------------------------------------------------
                       Loss mitigation or recovery actions
                       (e.g., forbearance plans,
                       modifications and deeds in lieu of
                       foreclosure, foreclosures and
                       repossessions, as applicable) are
                       initiated, conducted and concluded
                       in accordance with the timeframes or
                       other requirements established by
1122(d)(4)(vii)        the transaction agreements.                 X
-----------------------                                        -----------------
                       Records documenting collection
                       efforts are maintained during the
                       period a Mortgage Loan is delinquent
                       in accordance with the transaction
                       agreements. Such records are
                       maintained on at least a monthly
                       basis, or such other period specified
                       in the transaction agreements, and
                       describe the entity's activities in
                       monitoring delinquent Mortgage Loans
                       including, for example, phone calls,
                       letters and payment rescheduling
                       plans in cases where delinquency is
                       deemed temporary (e.g., illness or
1122(d)(4)(viii)       unemployment).                              X
-----------------------                                        -----------------
                       Adjustments to interest rates or
                       rates of return for Mortgage Loans
                       with variable rates are computed
                       based on the related Mortgage Loan
1122(d)(4)(ix)         documents.                                  X
-----------------------                                        -----------------
                       Regarding any funds held in trust for
                       an obligor (such as escrow accounts):
                       (A) such funds are analyzed, in
                       accordance with the obligor's
                       Mortgage Loan documents, on at least
                       an annual basis, or such other period
                       specified in the transaction
                       agreements; (B) interest on such
                       funds is paid, or credited, to
                       obligors in accordance with
                       applicable Mortgage Loan documents
                       and state laws; and (C) such funds
                       are returned to the obligor within 30
                       calendar days of full repayment of
                       the related Mortgage Loans, or such
                       other number of days specified in the
1122(d)(4)(x)          transaction agreements.                     X
-----------------------                                        -----------------
                       Payments made on behalf of an obligor
                       (such as tax or insurance payments)
                       are made on or before the related
                       penalty or expiration dates, as
                       indicated on the appropriate bills or
                       notices for such payments, provided
                       that such support has been received
                       by the servicer at least 30 calendar
                       days prior to these dates, or such
                       other number of days specified in the
1122(d)(4)(xi)         transaction agreements.                     X(4)
-----------------------                                        -----------------
                       Any late payment penalties in
                       connection with any payment to be
                       made on behalf of an obligor are paid
                       from the servicer's funds and not
                       charged to the obligor, unless the
                       late payment was due to the obligor's
1122(d)(4)(xii)        error or omission.                          X(4)
-----------------------                                        -----------------
                       Disbursements made on behalf of an
                       obligor are posted within two
                       business days to the obligor's
                       records maintained by the servicer,
                       or such other number of days
                       specified in the transaction
1122(d)(4)(xiii)       agreements.                                 X
-----------------------                                        -----------------
                       Delinquencies, charge-offs and
                       uncollectible accounts are
                       recognized and recorded in
                       accordance with the transaction
1122(d)(4)(xiv)        agreements.                                 X
-----------------------                                        -----------------
                       Any external enhancement or other
                       support, identified in Item
                       1114(a)(1) through (3), or Item 1115
                       of Regulation AB, is maintained as
                       set forth in the transaction
1122(d)(4)(xv)         agreements.
-----------------------                                        -----------------

----------------------------------
(4) The Servicer will obtain an assertion of management and an accompanying 1122 attestation report from the vendor performing such activities.

                                   Appendix B

1. The Bank has identified the following noncompliance with servicing criteria 1122(d)(2)(vii)(b) and 1122(d)(2)(vii)(d) applicable to the platform during the year end December 31, 2007 as follows:

1122(d)(2)(vii)(b) - Based on a sample of transactions, it was noted that one bank reconciliation was completed beyond the investor required 45-day time constraint and two bank reconciliations that did not contain a completion date.

1122(d)(2)(vii)(d) - Based on a sample of transactions, it was noted that certain agency bank reconciliations did not contain explanations for reconciling items, therefore it could not be determined if those reconciling items were resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

2.    The Bank has implemented the following remediation procedures.

1122(d)(2)(vii)(b) - Management has established policies and procedures requiring all bank reconciliations to be completed with in required time frames. Management has reiterated these policies and procedures with staff and will enforce compliance through periodic review.

1122(d)(2)(vii)(d) - Management has established policies and procedures requiring all bank reconciliations to have complete descriptions of all outstanding reconciling items. Management has reiterated these policies and procedures with staff and will maintain enforce compliance through periodic review.